UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2023

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 7, 552 Lonsdale Street Melbourne, Victoria, Australia	3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 8 8981 4037

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02; Election of Director; Appointment of Chairman; Resignation of Chairman.

On April 19, 2023, Mr. Graham Martin was appointed non-executive Chairman of the Board of Directors of the Company. Simultaneously Mr. Joe Martinez resigned as Chairman of the Company while remaining a Director and CEO of the Company.

Mr. Martin (Age 61) is a highly respected figure in the gaming industry with extensive operational and board level experience. As a third-generation industry leader, he has been able to combine traditional gaming knowledge with modern digital and online strategies, which has led him to create and lead successful ventures in the sector, as well as other industries.

Some of Mr. Martin's notable achievements include:

-	Founding Bonne Terre Limited, which operated as Sky Bet and was sold to The Stars Group in 2018;

-	Serving as Chairman of Probability Games Corporation, a world leader in mobile phone gambling services and technology providers, which was listed on the London AIM in 2006 and later acquired by GTECH;

-	Founding Scotbet International Limited, the largest private Scottish retail betting company, which holds the betting businesses of Scotbet and Morrisons Bookmakers;

-	Writing the world's first online offshore betting law in Alderney within the Bailiwick of Guernsey;

-	Contributing to establishing gaming laws in various jurisdictions and; Advising or serving as a board member for numerous public and private gaming groups globally.

The parties have agreed to a compensation of $10,000 per month as Chairman. Except as stated in the preceding sentence, there are no other transactional arrangements between the Company and Mr. Martin.

There are no family relationships between the director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On April 24, 2023, the Company intends to issue the press release attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose,  including for the purposes  of  Section  18 of the  Exchange  Act,  or  otherwise  subject  to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be  deemed  incorporated  by  reference  into any  filing  under  the Securities  Act or the  Exchange  Act  regardless  of any general  incorporation language in such filing. The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of the Company dated April 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM
(Registrant)

Date: April 24, 2023	/s/ Jeremy Samuel
Jeremy Samuel
President

3